EXECUTION COPY

SECURITIES PURCHASE, LOAN AND SECURITY AGREEMENT

SECURITIES PURCHASE, LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of May 19, 2008, by and among Java Detour, Inc. a Delaware corporation (the “Company”), on the one hand, and Java Finance, LLC, and Clydesdale Partners, LLC (“Clydesdale”), on the other hand (each a “Secured Party” and together the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, Secured Parties have agreed to make loans to the Company in the aggregate amount of $733,333.32, which loans are evidenced by secured promissory notes payable to the Secured Parties of even date herewith, and, in connection therewith, the Company will issue to each Secured Party an aggregate of One Million (1,000,000) shares of common stock, $.0001 par value per share, of the Company (the “Shares”) for each Loan advanced hereunder;

WHEREAS, the Company has agreed to grant a security interest in certain collateral to Secured Parties in order to secure its obligation to repay the loans; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed by the Uniform Commercial Code (the “Code”) as in effect from time to time in the State of California; provided, however, if by mandatory provision of law the attachment, perfection, or priority of Secured Parties’ security interest in the Collateral (as hereinafter defined) is governed by the Code of another state such capitalized terms shall be defined as in effect in such other jurisdiction for purposes of provisions thereof relating to such attachment, perfection, or priority.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees with Secured Parties as follows:

SECTION 1.   The Loan; Funding Date; Disbursement. Secured Parties shall severally lend to the Company an aggregate principal amount of Seven Hundred Thirty-three Thousand Three Hundred Thirty-three and Thirty-two Cents ($733,333.32). Each Secured Party shall lend $366,666.66 (each is a “Loan” and together the “Loans”), it being acknowledged that Clydesdale has already advanced to the Company $200,000 of its Loan. Each Loan shall be evidenced by a secured promissory note in the form annexed hereto as Exhibit A (each is a “Note” and together the “Notes”). All principal and accrued interest on the Notes shall be payable on January 15, 2009. On the date of this Agreement, each Secured Party shall send by wire transfer the aggregate amount of such Secured Party’s Loan to TroyGould and distributions will be made from the account of TroyGould against directions signed by both Hunter World Markets, Inc. (“Hunter”) and the Company, subject to Section 4(g). It is understood and agreed that the Company will accept a Loan of an additional $366,666.66 from a third party (the “Additional Lender”) arranged by Hunter on the same terms as set forth herein which Loan to be made within ten (10) business days of the Closing if so made. Upon making the Loan, the Additional Lender shall be deemed to be a Secured Party for purposes of this Agreement, and the Additional Lender shall receive its allocable portion of the Shares and Hunter shall receive a placement fee of $36,667. The Additional Lender shall execute a counterpart copy of this Agreement.

SECTION 2.   Benefit of Agreement. This Agreement is for the benefit of Secured Parties to secure (a) the full and punctual payment when and as due, whether at maturity, by acceleration, upon the dates set for payment, or otherwise of the principal and interest of the Loans; and (b) the full and punctual payment of any costs and expenses incurred by Secured Parties in connection with the preservation or enforcement (including, without limitation, with respect to any action, suit, or proceeding which may be instituted by Secured Parties in connection with the enforcement) of any of the Secured Parties’ rights under the Notes evidencing the Loans (including without limitation the reasonable fees and disbursements of Secured Parties’ attorneys and other experts) (all such obligations, collectively, the “Obligations”).

SECTION 3.   Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due of all the Obligations, and in order to induce Secured Parties to make the Loans, the Company grants to Secured Parties a first priority and continuing security interest, which will be perfected by an effective UCC filing (made by Secured Parties or their counsel) until the Loan, as it relates to a specific Secured Party, is satisfied, in all of the Company’s right, title, and interest in all of the following property now owned, or at any time hereafter acquired, by the Company or in which the Company now has or at any time in the future may acquire any right, title, or interest (all of which being hereinafter collectively called the “Collateral”):

(a)  all assets of the Company, including, but not limited to, real estate, tangible assets and intangible assets including all intellectual property rights located at or used in connection with the operations of the Company at the addresses listed on Schedule 3(a) (the “Secured Locations”);

(b)  all existing and future contracts between the Company and another party related to the Secured Locations;

(c)  all existing and future Accounts and General Intangibles now or hereafter owned by the Company including, without limitation, (1) all money due and to become due under any contract, (2) any damages arising out of or for breach or default in respect of any contract or Account, (3) all other amounts from time to time paid or payable under or in connection with any contract or Account, and (4) the right of the Company to terminate any contract or to perform or exercise all remedies thereunder;

(d)  all existing and future equipment, machinery, furniture, fixtures and accessories located at or used in connection with the Secured Locations (the “Equipment”);

(e)  all existing and future inventory located at or used in connection with the Secured Locations; and

(f)  to the extent not otherwise included, all proceeds and products of any or all of the foregoing.

SECTION 4.   Representations, Warranties and Covenants of the Company.

The Company hereby represents, warrants and covenants as follows:

(a)  The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. The Company is qualified or licensed to do business, and is in good standing as a foreign corporation in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on the Company.

(b)  This Agreement and the Notes have been duly authorized by all corporate action, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Company, enforceable in accordance with their respective terms. The issuance of the Shares has been duly authorized by all corporate action.

(c)  The execution, delivery, and performance by Company of this Agreement and the Notes and the issuance of the Shares do not and will not conflict with the terms of the Certificate of Incorporation or Bylaws of Company, violate any provision of any judgment, decree or order of any court or governmental authority by which Company is bound, or any provision of any law or regulation applicable to Company, or result in a breach of or constitute a default under any contract, obligation, indenture, or other instrument to which Company is a party or by which Company may be bound.

(d)  The execution, delivery, and performance by Company of this Agreement and the Notes and the issuance of the Shares do not and will not require any authorization, approval, or other action by, or notice to or filing with, any governmental authority, regulatory body, or any other person or entity.

(e)  None of the filings of the Company required to be filed by it under the Securities Exchange Act of 1934, as amended (the “SEC Reports”) nor the financial statements (and notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

(f)  Except as disclosed on Schedule 4(f), the Company owns the Collateral free and clear of any lien, security interest, charge, or encumbrance. Without limitation to the foregoing, the Company has clear and unencumbered title to all real property, free and clear of any mortgage, or any liability, or rights of third parties whatsoever, if any.

(g)  The Company shall use the proceeds of the Loans as follows: (1) payment at Closing of Secured Parties’ counsel’s fees in the amount of $7,500 (the “Counsel Fee”); (2) payment at Closing of a placement fee of $73,333 to Hunter (the “Placement Fee”); (3) reimbursement for a tombstone ad (not to exceed $2,500), and (4) the remaining proceeds as funds for Company operations.

(h)  This Agreement creates a valid security interest in the Collateral securing the payment of the Obligations which is prior to all on the Collateral created by the Company and will be enforceable under the Code or similar laws as such as against all other creditors of and purchasers from the Company.

SECTION 5.   Representations and Warranties of each Secured Party. Each Secured Party hereby represents and warrants, severally and not jointly, to the Company that:

(a)       Securities Not Registered. Secured Party is acquiring its Shares (as defined herein) for its own account, not as an agent or nominee, and not with a view to, or for sale in connection with, any distribution thereof in violation of applicable securities laws. By executing this Agreement, Secured Party further represents that Secured Party does not have any present contract, undertaking, understanding or arrangement with any person to sell, transfer or grant participations to such persons or any third person, with respect to its Shares.

(b)      Access to Information. The Company has made available to Secured Party the opportunity to ask questions of and to receive answers from the Company’s officers, directors and other authorized representatives concerning the Company and its business and prospects, and Secured Party has been permitted to have access to all information which it has requested in order to evaluate the merits and risks of the purchase of its Shares pursuant to this Agreement.

(c)       Investment Experience. Secured Party is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares.

(d)      No Brokers or Finders. Secured Party has incurred no liability for commissions or other fees to any finder or broker in connection with the transactions contemplated by this Agreement, the cost of which is in any part the liability of or payable by the Company.

(e)       Regulation D. Secured Party is an “accredited investor” as defined in Rule 501 under the Securities Act. In the normal course of business, Secured Party invests in or purchases securities similar to the Shares and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Shares. The Secured Party is not a registered broker dealer or an affiliate of any broker or dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority or a person engaged in the business of being a broker dealer.

(f)       Unregistered. Secured Party has been advised that (i) the Shares have not been registered under the Securities Act or other applicable securities laws, (ii) the Shares may need to be held indefinitely, and Secured Party must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) when and if the Shares may be disposed of without registration in reliance on Rule 144 promulgated under the Securities Act, Secured Party must deliver an opinion of counsel to the Company reasonably acceptable to the Company in form, substance and scope to the effect that the Shares may be sold or transferred under an exemption from such registration, and (iv) if the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the Securities Act.

(g) Pre-Existing Relationship. Secured Party has a pre-existing personal or business relationship with the Company or any of its officers, directors or controlling persons, or by his/its business or financial experience or the business or financial experience of his/its financial advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, could be reasonably assumed to have the capacity to protect his/its own interest in connection with the acquisition of the Shares.

(h)      No Advertisement. Secured Party acknowledges that the offer and sale of the Shares was not be accomplished by the publication of any advertisement.

(i)        No Review. Secured Party understands that no arbitration board or panel, court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, has passed upon or made any recommendation or endorsement of the Shares.

(j) Secured Party understands that the Shares shall bear a restrictive legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the “SECURITIES ACT”) OR UNDER APPLICABLE STATE LAW AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE LAW, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR (IF REASONABLY REQUIRED BY THE COMPANY) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

SECTION 6.   Further assurances.

(a)  Delivery of Statements and Documents. The Company agrees from time to time to execute and deliver promptly, at the sole expense of the Company, all further instruments and documents and take all further action that may be reasonably necessary or desirable or that Secured Parties may reasonably request to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Parties to exercise and enforce their rights and remedies hereunder with respect to any Collateral.

(b)  Financing/Continuation Statements. The Company hereby authorizes Secured Parties to file one or more financing or continuation statements and amendments thereto relative to all or any part of the Collateral without the signature of the Company where permitted by law.

(c)  Indemnification. The Company agrees to pay, and to save Secured Parties harmless from, any and all liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales, or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law or regulation applicable to any of the Collateral, or (iii) in enforcing Secured Parties’ rights and remedies under this Agreement; unless such damages arose from Secured Parties’ willful misconduct or gross negligence.

(d)  Limitation on Liens on Collateral. The Company will not create, incur, or permit to exist, and will defend the Collateral against, and will take such other action as is necessary to remove, any lien on or to the Collateral other than the liens created hereby and any liens created in connection with Equipment leases for Equipment purchased after the date hereof, and will defend the right, title, and interest of Secured Parties in and to any of the Collateral against the claims and demands of third parties.

SECTION 7.   Performance by Secured Parties of the Company’s Obligations. If the Company fails to perform or comply with any of its agreements described herein and such failure to perform or comply constitutes an Event of Default (as defined in the Notes), then Secured Parties, to the extent provided for by the terms of this Agreement, and after reasonable prior notice to the Company and opportunity to cure, shall themselves perform or comply, or otherwise cause performance or compliance with such agreement. The reasonable expenses of Secured Parties incurred in connection with such performance or compliance shall be payable by the Company to Secured Parties on demand and shall constitute Obligations secured hereby.

SECTION 8.   Proceeds. If an Event of Default (as defined in the Notes) shall occur and be continuing, at the request of Secured Parties:

(a)  all proceeds received by the Company consisting of cash, checks, and other non cash items shall be held by the Company in trust for Secured Parties, shall be segregated from other funds of the Company and shall forthwith upon receipt by the Company be turned over to Secured Parties in the exact form as received by the Company (duly indorsed by the Company to Secured Parties, if required); and

(b)  any and all such proceeds received by the Company (whether from Secured Parties or otherwise) may, in the sole discretion of Secured Parties, be held by Secured Parties as collateral security for, or at any time thereafter applied in whole or in part by Secured Parties against, all or any part of the Obligations. Any balance of such payments held by Secured Parties and remaining after payment in full of all the Obligations then due and owing shall be paid over to the Company.

SECTION 9.   Covenants of the Company.

(a)  The Company shall pay promptly when due all property and other taxes, assessments, and governmental charges or levies imposed upon, and all claims including claims for labor, materials, and supplies against, the Collateral, except if the same are being contested in good faith and by appropriate proceedings.

(b)  Promptly after the date hereof, the Company shall hire an investor relations firm reasonably acceptable to Hunter.

SECTION 10.   Negative Covenants of the Company. The Company shall not:

(a)  sell, assign, or transfer by operation of law or otherwise dispose of any of the Collateral, without the prior written consent of Secured Parties, except in the ordinary course of business.

SECTION 11.   Closing Conditions. The obligations of the Secured Parties to make the Loans shall be subject to the conditions precedent that the Secured Parties shall have received the following, on each in form and substance satisfactory to the Secured Parties:

(a)  The Notes duly executed by the Company;

(b)  1,000,000 Shares issued to each Secured Party that advances a Loan hereunder; and

(c)  Such additional supporting documents as the Secured Parties or their counsel may reasonably request.

Additionally, the Company shall pay out of the proceeds of the Loan the Placement Fee ($73,333) and the Counsel Fee ($7,500) and the cost for a tombstone ad (not to exceed $2,500).

SECTION 12.   Remedies. If an Event of Default (as defined in the Note) shall occur and be continuing:

(a)  Secured Parties may exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the Code in addition to other rights and remedies provided for herein or otherwise available to it, and also may with reasonable notice, except as specified below, sell the Collateral, or any part thereof, in one or more parcels at public or private sale for cash, on credit, or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable.

(b)  The Company agrees that to the extent notice of sale shall be required by law, at least ten (10) days prior written notice to the Company shall constitute reasonable notification of the time and place of any public sale or the time after which any private sale is to be made. Secured Parties shall not be obligated to make any sale of Collateral regardless of whether notice of sale has been given. Secured Parties may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may without further notice be made at the time and place to which it was so adjourned.

(c)  Notwithstanding the foregoing, Secured Parties shall deliver the Collateral to the Company and this Agreement shall terminate as set forth in Section 18 of this Agreement.

(d)  All cash proceeds received by Secured Parties in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Parties, be held by Secured Parties as collateral for payment of the Obligations, and at any time, after payment out of such proceeds of any expenses payable to Secured Parties pursuant to Section 13, may be applied as provided for in Section 14.

SECTION 13.   Expenses. The Company shall pay to Secured Parties upon demand the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Secured Parties may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral or (ii) the exercise or enforcement of any of the rights of Secured Parties hereunder after and during the continuance of an Event of Default.

SECTION 14.   Application of Proceeds. All moneys collected by Secured Parties upon any sale or other disposition of the Collateral, together with all other moneys received by Secured Parties hereunder, shall be applied as follows:

(a)  first, to all fees and expenses incurred by Secured Parties in connection with the enforcement of their rights hereunder;

(b)  second, to satisfy any accrued unpaid and outstanding interest changes on the Loans;

(c)  third, to satisfy any unpaid and outstanding principal of the Loans; and

(d)  fourth, any excess, to the Company.

SECTION 15.   Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 16.   No Waiver; Cumulative Remedies; Further Assurances. Secured Parties shall not by any act (except a written instrument pursuant to Section 16 hereof), delay, indulgence, omission, or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default (as defined in the Note) or in any breach of the terms and conditions hereof. A waiver by Secured Parties of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Parties would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Secured Parties any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. The Company shall do such further acts, including without limitation, signing such documents of transfer that Secured Parties may reasonably request to effectuate any sale of Collateral as herein permitted and described.

SECTION 17.   Waivers and Amendments; Successors and Assigns.

(a)  None of the terms or provisions of this Agreement may be waived, altered, modified, or amended except by a written instrument duly executed by the Company and Secured Parties owed a majority of the then outstanding amounts under the Notes evidencing the Loans.

(b)  This Agreement and all obligations of the Company hereunder shall be binding upon the successors and assigns of the Company, and shall together with the rights and remedies of Secured Parties hereunder inure to the benefit of Secured Parties and their successors and assigns, provided that the Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Secured Parties.

SECTION 18.   Release of Collateral. Following the date on which all Obligations then due and owing have been paid in full, this Agreement shall terminate. Upon expiration of this Agreement the security interest granted hereby shall terminate, all rights to the Collateral shall revert to the Company, and the Company shall have no further obligations hereunder. Secured Parties, at the request and expense of the Company, will execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination and to release the security interest granted pursuant to Section 3.

SECTION 19.   Relationship of Secured Parties; Collateral Agreement. Secured Parties shall be on parity with each other with respect to the Collateral and the Obligations. Secured Parties hereby appoint Hunter to act on their behalf as Collateral Agent (“Collateral Agent”), it being understood that any action to be taken pursuant to this Agreement or the Note shall exclusively vest in the Collateral Agent.

SECTION 20.   Notices. All notices, requests, and other communications to any party hereunder or under the Notes shall be in writing and shall be given to the parties hereto at the addresses set forth below:

if to the Company:	Java Detour, Inc. 1550 Bryant Street, Suite 500 San Francisco, California 94103 Attention: Michael Binninger Telephone: 415-241-8020 Fax No.: 415-241-9120

with a copy to:	Kirkpatrick & Lockhart Preston Gates Ellis LLP 10100 Santa Monica Blvd., Suite 700 Los Angeles, CA 90067 Attention: Thomas Poletti, Esq. Telephone: 310-552-5000 Fax No.: 310-552-5001

if to Secured Parties:	Hunter World Markets, Inc. 9300 Wilshire Blvd. Penthouse Suite Beverly Hills, CA 90212 Tel. No. : 310-286-2211 Fax No.: 310-246-0335 Attention: Todd Ficeto

with a copy to:	David L. Ficksman, Esq. TroyGould PC 1801 Century Park East, 16th Floor Los Angeles, California 90067 Tel. No.: 310 789 1290 Fax. No.: 310 789 1490

or to such other address as such party may hereafter specify by written notice to the other party hereto. Except as otherwise provided for herein, each such notice, request, or other communication shall be effective (i) if given by facsimile transmission when transmitted to the facsimile transmission number specified in this Section 20 or (ii) if given by mail, three (3) business days after such communication is deposited in the mail by certified mail, return-receipt requested, postage prepaid addressed as aforesaid.

SECTION 21.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

SECTION 22.   Governing Law. This Agreement shall be construed pursuant to the laws of the State of California without regard to conflicts of law principals thereof.

[Signatures on Next Page]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first set forth above.

THE COMPANY:

JAVA DETOUR, INC.

By: /s/ Michael Binninger Name: Michael Binninger Title: Chief Executive Officer

SECURED PARTIES:

JAVA FINANCE, LLC

By:/s/ Todd Ficeto
Name: Todd Ficeto Title: Manager

CLYDESDALE PARTNERS, LLC
By: Clydesdale Ventures, LLC, its Manager

By: /s/ James S. Madden Name: James S. Madden Title: Manager

Schedule 3(a)
Secured Locations

1.	495 East Cypress, Redding, CA 96002

2.	1055 Mangrove Avenue, Chico, CA 95926

3.	836 2nd Street, San Rafael, CA 94901

Schedule 4(f)
Liens on Collateral

See attached.

EXHIBIT A

SECURED PROMISSORY NOTE